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                                                                    EXHIBIT 99.2

                         Internet Security Systems, Inc.
                  Supplemental Financial and Other Information


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                                                        Q2 2003        Q2 2002
                                                    ----------------------------

Revenue by theater
  Americas                                                  71%               71%
  EMEA                                                      17%               15%
  Asia Pacific                                              12%               14%

Proventia Appliance Revenue                         $3,200,000        $        0

Top 25 license deals - average size                 $  356,000        $  424,000

Direct/Channel mix for license revenues
  Direct                                                    33%               35%
  Channel                                                   67%               65%

Subscription revenue (% of total revenue) (a)
  Maintenance (Content & Support Fees)                      32%               26%
  Managed Security Services                                 11%                7%
  Term licenses                                              5%                4%

Book to Bill Ratio (b)                                     1.2               1.6

DSO (c)                                                     79                85
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(a) Maintenance and term license second quarter growth of 2% over first quarter
2003 and 17% over second quarter 2002. Managed security services second quarter growth of 12% over the first quarter 2003.

(b) Book to Bill Ratio is (1) the monthly monitoring fee amount for contracts signed during the quarter to (2) the monthly monitoring fee amount of devices that were turned on (or monitoring began) during the quarter.

(c) Days sales outstanding (DSO) equals accounts receivable divided by the sum of total revenues plus the change in deferred revenues in the quarter.